Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 21, 2007, with respect to the financial statements of BioSpecifics Technologies Corp., included in this Annual Report (Form 10 KSB) for the years ended December 31, 2006 and December 31, 2005.

/s/ Tabriztchi & Co., CPA, P.C.

Tabriztchi & Co., CPA, P.C.
Garden City, NY
September 26, 2007

7 Twelfth Street Garden City, NY 11530 s Tel: 516-746-4200 s Fax: 516-746-7900
Email:Info@Tabrizcpa.com s www.Tabrizcpa.com